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                                                                    Exhibit 99.2



 CERTIFICATION OF PERIODIC FINANCIAL REPORTS PURSUANT TO 18 U.S.C. Section 1350


        The undersigned hereby certifies that he is the duly appointed and acting Chief Financial Officer of American National Financial, Inc., a California corporation (the "Company"), and hereby further certifies as follows.

        1. The periodic report containing financial statements to which this certificate is an exhibit fully complies with the requirements of
               Section 13(a) or 15(d) of the Securities Exchange Act of 1934.

        2. The information contained in the periodic report to which this certificate is an exhibit fairly presents, in all material respects, the financial condition and results of operations of the Company.

        In witness whereof, the undersigned has executed and delivered this certificate as of the date set forth opposite his signature below.




Date:   August 9, 2002                         /s/ Carl A. Strunk
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                                        Carl A. Strunk
                                        Chief Financial Officer